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                    GUARANTY OF PROMISSORY NOTE



           To induce Tri-Town Sports, Inc. ("Payee") to accept certain promissory notes dated September 26, 1996 made by Easton Family Golf Centers, Inc. ("Maker") to the order of Payee, in the aggregate principal amount of $700,000.00 ("the Promissory Notes"), the undersigned, Family Golf Centers, Inc. ("Guarantor"), for valuable consideration, hereby, unconditionally and irrevocably guarantees to Payee, its administrators, legal representatives and its successors and assigns, and to every subsequent holder of the Promissory Notes, irrespective of the genuineness, validity, regularity or enforceability thereof, of the obligation evidenced thereby, or any claims or defenses available to or asserted by Maker, and irrespective of any other circumstance, that all sums stated therein to be payable on the Promissory Notes shall promptly be paid in full, in accordance with the provisions of the Promissory Notes, and, in the case of any extension of time of payment or renewal in whole or in part, all sums shall be promptly paid when due according to such extension or extensions, renewal or renewals, at maturity, by acceleration or otherwise.

           In order to induce Payee to accept the Promissory Notes of Maker and intending Payee to rely thereon, Guarantor hereby represents and warrants as follows, such representations and warranties to survive the delivery hereof:

                (a) This Guaranty is in no way conditional or contingent and constitutes a valid, present, continuing and absolute obligation of such Guarantor which shall not be impaired or affected by (i) any modification, waiver, forbearance, extension or renewal granted with respect to the Promissory Notes, or (ii) any failure to exercise or delay in exercising of any







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rights granted to the Payee, its successors and assigns, or any subsequent holder of the Promissory Notes pursuant to the terms of the Promissory Notes or by any statute or rule of law.

                (b) The execution, delivery and performance by such Guarantor of this Guaranty does not contravene any law or contractual restriction binding on or affecting such Guarantor.

                (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Guarantor of this Guaranty.

                (d) This Guaranty is the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

           Guarantor hereby waives notice of acceptance of this Guaranty, presentment, demand for payment, notice of dishonor, notice of protest and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement, or guaranty of the Promissory Notes or this Guaranty, to which the Maker, such Guarantor or any other Guarantor may be entitled including, but not limited to, recourse to suretyship defenses, releases of security of Guarantor or any other indulgences granted by Payee.

           This is a continuing guaranty, primary and unconditional, and shall remain in full force and effect and may not be revoked as to any unpaid amounts which may be due or become due nor may it be changed or modified orally. This Guaranty is binding upon each and every Guarantor, its heirs, executors, administrators, successors and assigns and shall inure to the benefit of Payee, its successors and assigns.

           Guarantor shall be liable hereunder for the principal amount and all interest due on the Promissory Notes and for all costs and expenses, including reasonable attorneys' fees, in







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connection with the collection of the Promissory Notes and the enforcement of this Guaranty. Guarantor hereby waives trial by jury.

           This Guaranty has been executed and delivered in the State of New York and the construction, validity and performance hereof shall be governed by the internal laws of the State of New York, without regard to principles of conflict of laws.

           If any provision of this Guaranty shall be unenforceable in whole or in part for any reason whatsoever, then such provision, to the extent it is unenforceable, shall be ineffective and the balance of this Guaranty shall be deemed valid and enforceable and construed as if the offending provisions had been deleted therefrom.

           IN WITNESS WHEREOF the Guarantor has signed this Guaranty as of the 26 day of September, 1996.

                          FAMILY GOLF CENTERS, INC.



                          By: _____________________________
                               Name:
                               Title:

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